UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2018

Dr Pepper Snapple Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33829	98-0517725
(Commission File Number)	(IRS Employer Identification No.)

5301 Legacy Drive, Plano, Texas 75024

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 972-673-7000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01. Other Events

On July 2, 2018, Dr Pepper Snapple Group, Inc. (“DPS” or the “Company”) issued a press release announcing its Board of Directors to be appointed effective upon the completion of the transactions contemplated by the Agreement and Plan of Merger among the Company, a special purpose merger subsidiary of the Company (“Merger Sub”) and Maple Parent Holdings Corp. (“Maple”), the indirect parent of Keurig Green Mountain, Inc.  Under the terms of the agreement, Merger Sub will merge with and into Maple with Maple surviving as a wholly owned subsidiary of the Company.  As previously announced, concurrently with the closing of the merger, DPS will be renamed “Keurig Dr Pepper Inc.,” which, following the consummation of the merger, will trade under the symbol “KDP” on the New York Stock Exchange.  Upon the successful closing of the merger, the following 12 individuals will comprise the KDP Board of Directors:

• Lambertus (Bart) Becht (Chair) • Robert (Bob) Gamgort (Executive Director) • Olivier Goudet • Peter Harf • Genevieve Hovde • Anna-Lena Kamenetzky	• Paul S. Michaels • Pamela (Pam) Patsley • Gerhard (Gerd) Pleuhs • Robert (Bob) Singer • Dirk Van de Put • Larry D. Young

A copy of the press release described above is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

July 2, 2018

	By:	James L. Baldwin
		Name:	James L. Baldwin
		Title:	Corporate Secretary